Exhibit 99.1

VYNE Therapeutics Reports Third Quarter 2022 Financial Results and Provides Business Update

IND clearance received for pan-BD BET inhibitor, VYN201; Anticipate first patient to be enrolled in Phase 1a/b trial for Vitiligo this month

Continued progression of discovery and development of oral, BD2 selective VYN202 program

Expanded analysis of FMX114 Phase 2a trial results suggests FMX114 may have the potential to effectively treat patients with moderate-to-severe atopic dermatitis; VYNE currently evaluating development strategy for FMX114

BRIDGEWATER, N.J., November 10, 2022 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a biopharmaceutical company focused on developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced financial results for the three and nine months ended September 30, 2022.

“The third quarter was pivotal for VYNE as we advanced toward the first clinical trial for our InhiBETTM BET inhibitor platform,” said David Domzalski, President and Chief Executive Officer of VYNE. “We anticipate enrolling the first patient in our Phase 1a/b trial evaluating our pan-BD BET inhibitor, VYN201, in vitiligo this month and look forward to reporting topline results in healthy volunteers and vitiligo patients in the first half of 2023. In addition, we have made considerable progress in the discovery and development of lead candidates for the VYN202 program with our partner, Tay Therapeutics (formerly In4Derm). Finally, we completed further analyses on the Phase 2a data for FMX114 which showed that while efficacy results were not statistically significant at week 4, the results were statistically superior at all other time points including weeks 1, 2, and 3. Additionally, efficacy results continued to develop beyond week 4 throughout the open-label extension, and the overall treatment effect of FMX114 as compared to vehicle increased when treating more severe disease. We will continue to evaluate our development strategy for FMX114.”

Pipeline Update

VYN201 -- VYN201 is a locally administered, small molecule, pan-bromodomain and extra-terminal domain ("BET") inhibitor ("BETi") that is being developed for the treatment of immuno-inflammatory diseases. VYNE expects to enroll the first patient in a Phase 1a/b clinical trial designed to generate safety and pharmacokinetic data in healthy volunteers as well as provide early clinical proof-of-concept data in vitiligo patients in November 2022. The Company expects topline data for both the Phase 1a and Phase 1b portions of the clinical trial in the first half of 2023.

The Phase 1 clinical trial will be conducted in U.S.-based clinical centers. The Phase 1a portion of the clinical trial will evaluate single ascending/multiple ascending doses in up to 30 healthy volunteers with VYN201 applied topically once daily for up to two weeks. The primary objective of this portion of the clinical trial is to characterize the preliminary safety and pharmacokinetics of VYN201 and to determine the safe starting dose for the Phase 1b portion of the clinical trial.

In the Phase 1b portion, up to 30 patients with a clinical diagnosis of non-segmental vitiligo will receive VYN201 once daily in up to three dose cohorts initially for 8 weeks of treatment. The primary objective of the Phase 1b segment of the clinical trial will be to evaluate the safety and pharmacokinetics of VYN201. In addition, exploratory efficacy measures of VYN201 in non-segmental vitiligo patients will also be assessed. Clinical assessments will include safety, pharmacokinetics, local skin tolerance, efficacy, pharmacodynamic biomarkers and photography.

VYN202 - VYN202 is being developed as a highly-selective oral BET inhibitor designed to selectively bind to bromodomain 2 for the potential treatment of major immuno-inflammatory diseases. VYNE is working with its license partner, Tay Therapeutics (formerly In4Derm Limited), to develop and select a lead candidate. Following candidate selection, VYNE intends to exercise its option for this molecule and initiate IND-enabling studies.

FMX114 -- FMX114 is VYNE’s proprietary investigational combination gel formulation of tofacitinib and fingolimod that is designed to address both the source and cause of inflammation in atopic dermatitis ("AD"). On August 10, 2022, the Company announced that its Phase 2a clinical trial evaluating the safety and efficacy of FMX114 for mild-to-moderate AD did not meet its primary endpoint, which was based on assessments of the absolute and percent change relative to baseline in the atopic dermatitis severity index ("ADSI") scoring assessment at week 4. In the weeks that followed, the Company performed additional analyses which showed that while efficacy results for FMX114 were not statistically significant at week 4, FMX114 was statistically superior to vehicle at weeks 1, 2 and 3 in the Phase 2a trial. Additionally, data received from the two-week open label extension during which both AD lesions of participating patients were treated with FMX114 showed that efficacy results continued to develop beyond week 4 of the clinical trial and that the separation of treatment effect for lesions treated with FMX114 as compared to lesions treated with vehicle increased for lesions that had a higher ADSI score at baseline. Accordingly, the Company believes that FMX114 may have an improved overall treatment effect on patients with more severe disease at baseline, and that FMX114 may have increased potential to effectively treat patients with more moderate-to-severe AD. In light of these analyses, the Company is currently evaluating its development strategy for FMX114.

Financial Performance (in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from continuing operations (GAAP)	$(9,255)	$(14,276)	$(26,184)	$(35,836)
Adjusted loss from continuing operations (non-GAAP)*	$(8,081)	$(12,179)	$(22,602)	$(30,167)
Net loss (GAAP)	$(9,459)	$(21,285)	$(13,265)	$(61,759)
Adjusted net loss (non-GAAP)*	$(8,285)	$(18,880)	$(10,035)	$(55,011)

*See "Non-GAAP Financial Measures" elsewhere in this earnings release.

Liquidity and Capital Resources

As of September 30, 2022, VYNE had cash and cash equivalents and restricted cash of $35.6 million. Additionally, VYNE is entitled to receive a $5.0 million payment in January 2023 from Journey in connection with the sale of the MST Franchise.

VYNE currently anticipates that its cash and cash equivalents and restricted cash as of September 30, 2022 will be sufficient to fund its operations into the fourth quarter of 2023, without giving effect to any potential business development transactions or financing activities, including any sales under our equity line of credit with Lincoln Park or our at-the-market offering program. See Note 1 to VYNE's unaudited interim condensed consolidated financial statements included in VYNE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for additional discussion on liquidity and capital resources.

Financial Results for the Third Quarter Ended September 30, 2022

Due to the sale of the MST Franchise during the first quarter of 2022, the Company has classified the results of the MST Franchise as discontinued operations in its unaudited interim condensed consolidated statements of operations for all periods presented. See Note 3 to VYNE's unaudited interim condensed consolidated financial statements included in VYNE’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2022 for additional discussion on discontinued operations.

Revenues. Revenues for the three months ended September 30, 2022 were $0.2 million compared to $0.1 million in the three months ended September 30, 2021. Revenues were comprised of royalty revenue.

VYNE divested the MST Franchise on January 12, 2022. As a result of the sale, the Company will not generate revenue from the sales of AMZEEQ or ZILXI following such date.

Research and development expenses. VYNE's research and development expenses for the three months ended September 30, 2022 were $5.5 million compared to $5.9 million for the three months ended September 30, 2021, representing a decrease of $0.4 million, or 6.3%. The decrease was primarily driven by a decrease in employee-related expenses of $1.3 million and a reduction of other R&D related activities of $0.3 million, partially offset by the option extension payment for the oral BETi of $1.0 million and increased spending on VYN201 of $0.2 million.

Selling, general and administrative expenses. VYNE's selling, general and administrative expenses for the three months ended September 30, 2022 were $4.0 million compared to $5.0 million for the three months ended September 30, 2021, representing a decrease of $1.0 million, or 20.7%. The decrease was primarily driven by a reduction of $0.6 million in consulting expenses and decreased employee-related expenses of $0.4 million.

Net loss. Net loss for the three months ended September 30, 2022 was $9.5 million compared to a net loss of $21.3 million for the three months ended September 30, 2021. Loss from continuing operations was $9.3 million for the three months ended September 30, 2022 compared to $14.3 million for the prior year period. Loss from discontinued operations was $0.2 million for three months ended September 30, 2022 compared to a loss from discontinued operations of $7.0 million for the three months ended September 30, 2021.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain platform includes lead programs VYN201 (pan-BETi) and VYN202 (selective-BETi), and access to a library of small molecule BET inhibitors for the potential treatment of immuno-inflammatory conditions licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding clinical development and timelines for VYNE’s BET inhibitor platform, VYNE’s development strategy for FMX114 and its potential treatment effects, VYNE’s intention to exercise its option for VYN202 and initiate IND-enabling studies, VYNE’s ability to fund its operations into the fourth quarter of 2023 and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE's review of its pipeline and prioritization of activities; VYNE’s ability to successfully develop its product candidates; the timing of commencement of future non-clinical studies and clinical trials; VYNE’s ability to enroll patients and successfully progress, complete, and receive favorable results in, clinical trials for its product candidates; VYNE’s ability to exercise its exclusive option with respect to an oral BET inhibitor candidate pursuant to the terms of the option agreement with Tay Therapeutics; VYNE’s intentions and its ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease, on the ability of VYNE’s suppliers to manufacture and provide materials for VYNE’s product candidates, initiating and retaining patients in clinical trials, operating results, liquidity and financial condition; the regulatory approval process for VYNE’s product candidates, including any delay or failure in obtaining requisite approvals; the potential market size of treatments for any diseases and market adoption of products, if approved or cleared for commercial use, by physicians and patients; developments and projections relating to competitors and the pharmaceuticals industry, including competing drugs and therapies; the timing or likelihood of regulatory filings and approvals or clearances for product candidates; VYNE’s ability to comply with various regulations applicable to its business, including Nasdaq continued listing rules; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; the timing, costs or results of litigation, including litigation to protect its intellectual property; VYNE’s ability to successfully challenge intellectual property claimed by others; estimates of VYNE’s expenses, capital requirements, its needs for additional financing and its ability to obtain additional capital on acceptable terms or at all; VYNE’s ability to attract and retain key scientific or management personnel; VYNE’s defense of any litigation that may be initiated against it; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance and liquidity; and volatility in VYNE’s stock price may result in rapid and substantial increases or decreases in the stock price that may or may not be related to the company’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2021 and VYNE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$35,510	$42,250
Restricted cash	67	605
Trade receivables, net of allowances	471	7,583
Amount due from sale of MST Franchise	5,000	—
Prepaid expenses and other assets	2,998	4,565
Operating lease right of use assets	—	338
Discontinued operations - current assets	—	7,845
Total Current Assets	44,046	63,186
Property and equipment, net	127	354
Non-current prepaid expenses and other assets	2,735	3,506
Total Assets	$46,908	$67,046

Liabilities and stockholders’ equity
Current Liabilities:
Trade payables	$2,523	$6,510
Accrued expenses	2,164	8,593
Employee related obligations	1,944	2,752
Liability for employee severance benefits	208	206
Operating lease liabilities	—	349
Total Liabilities	6,839	18,410
Commitments and Contingencies
Stockholders' Equity:
Preferred stock: $0.0001 par value; 20,000,000 shares authorized at September 30, 2022 and December 31, 2021; no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock: $0.0001 par value; 150,000,000 shares authorized at September 30, 2022 and December 31, 2021; 58,035,827 and 53,577,744 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	6	5
Additional paid-in capital	692,853	688,156
Accumulated deficit	(652,790)	(639,525)
Total Stockholders' Equity	40,069	48,636
Total Liabilities and Stockholders’ Equity	$46,908	$67,046

VYNE THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues
Royalty revenues	$167	$133	$471	$658
Total Revenues	167	133	471	658

Operating expenses:
Research and development	5,546	5,917	14,106	15,219
Selling, general and administrative	3,954	4,983	12,676	15,504
Total operating expenses	9,500	10,900	26,782	30,723
Operating loss	(9,333)	(10,767)	(26,311)	(30,065)
Interest expense	—	(3,474)	—	(5,610)
Other income (expense)	78	(35)	127	(161)
Loss from continuing operations before income taxes	(9,255)	(14,276)	(26,184)	(35,836)
Income tax expense	—	—	—	—
Loss from continuing operations	(9,255)	$(14,276)	$(26,184)	$(35,836)
(Loss) income from discontinued operations, net of income taxes	(204)	(7,009)	12,919	(25,923)
Net loss	$(9,459)	$(21,285)	$(13,265)	$(61,759)

Loss per share from continuing operations, basic and diluted	$(0.16)	$(0.27)	$(0.46)	$(0.71)
(Loss) income per share from discontinued operations, basic and diluted	$—	$(0.14)	$0.23	$(0.51)
Loss per share basic and diluted	$(0.16)	$(0.41)	$(0.23)	$(1.22)

Weighted average shares outstanding, basic and diluted	57,930	52,028	57,117	50,776

Non-GAAP Financial Measures

In evaluating the operating performance of its business, VYNE’s management considers adjusted net loss, adjusted net loss per share, adjusted loss from continuing operations, adjusted total operating expenses (including adjusted research and development expense and adjusted selling, general and administrative expense), adjusted operating loss and adjusted loss per share from continuing operations. These non-GAAP financial measures exclude stock-based compensation charges that are required by GAAP. The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business by excluding the effect of certain non-cash expenses and items that VYNE believes may not be indicative of its operating performance, because they are either unusual and VYNE does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP financial measures should not be considered superior to, but rather in addition to, other financial measures prepared by the Company in accordance with GAAP, including the period-to-period results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies, and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for the three and nine months ended September 30, 2022 and 2021. The following tables reconcile non-GAAP financial measures presented in this press release.

The following tables provides detailed reconciliations of various other income statement data between GAAP and non-GAAP amounts for the three and nine months ended September 30, 2022 and 2021 (in thousands, except per share data):

Reconciliation of net loss to adjusted net loss and net loss per share to adjusted net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(9,459)	$(21,285)	$(13,265)	$(61,759)
Add-back: stock-based compensation expense	1,174	2,405	3,230	6,748
Adjusted net loss (non-GAAP)	$(8,285)	$(18,880)	$(10,035)	$(55,011)

Net loss per share, basic and diluted (GAAP)	$(0.16)	$(0.41)	$(0.23)	$(1.22)
Add-back: stock-based compensation expense	0.02	0.05	0.06	0.13
Adjusted net loss per share, basic and diluted (non-GAAP)	$(0.14)	$(0.36)	$(0.17)	$(1.09)
Weighted average number of shares outstanding, basic and diluted	57,930	52,028	57,117	50,776

Reconciliation of loss from continuing operations to adjusted loss from continuing operations; research and development expense to adjusted research and development expense; selling, general and administrative expense to adjusted selling, general and administrative expense; total operating expense to adjusted total operating expense; operating loss to adjusted operating loss; and loss per share from continuing operations to adjusted loss per share from continuing operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from continuing operations (GAAP)	$(9,255)	$(14,276)	$(26,184)	$(35,836)
Add-back: stock-based compensation expense	1,174	2,097	3,582	5,669
Adjusted loss from continuing operations (non-GAAP)	$(8,081)	$(12,179)	$(22,602)	$(30,167)

Research and development expense (GAAP)	$5,546	$5,917	$14,106	$15,219
Less: stock-based compensation expense	(355)	(435)	(977)	(1,335)
Adjusted research and development expense (non-GAAP)	$5,191	$5,482	$13,129	$13,884

Selling, general and administrative expense (GAAP)	$3,954	$4,983	$12,676	$15,504
Less: stock-based compensation expense	(819)	(1,662)	(2,605)	(4,334)
Adjusted selling, general and administrative expense (non-GAAP)	$3,135	$3,321	$10,071	$11,170

Total operating expenses (GAAP)	$9,500	$10,900	$26,782	$30,723
Less: stock-based compensation expense	(1,174)	(2,097)	(3,582)	(5,669)
Adjusted total operating expenses (non-GAAP)	$8,326	$8,803	$23,200	$25,054

Operating loss (GAAP)	$(9,333)	$(10,767)	$(26,311)	$(30,065)
Add back: stock-based compensation expense	1,174	2,097	3,582	5,669
Adjusted operating loss (non-GAAP)	$(8,159)	$(8,670)	$(22,729)	$(24,396)

Loss per share from continuing operations, basic and diluted (GAAP)	$(0.16)	$(0.27)	$(0.46)	$(0.71)
Add back: stock-based compensation expense	0.02	0.04	0.06	0.11
Adjusted loss per share from continuing operations, basic and diluted (non-GAAP)	$(0.14)	$(0.23)	$(0.40)	$(0.60)
Weighted average number of shares outstanding - basic and diluted	57,930	52,028	57,117	50,776